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                                                                  EXHIBIT 24.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Form 10-K/A for the fiscal year ended December 1995 of International Remote Imaging Systems, Inc. ("IRIS") of our report dated May 26, 1995, with respect to the balance sheets of StatSpin, Inc. as of March 31, 1995 and 1994, and the related statements of income and accumulated deficit and cash flows for the years then ended.


                                        /s/ KPMG PEAT MARWICK LLP

                                        KPMG PEAT MARWICK LLP


Boston, Massachusetts
December 30, 1996